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                                                                 EXHIBIT 23.1(D)

The Board of Directors
Morgan & Banks Limited
Level 11, Grosvenor Place
225 George Street
SYDNEY NSW 2000

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the use of our report dated 16 June 1998, except for Note 2 of Notes to and forming Part of the Consolidated Financial Statements for which the date is 21 September 1998, relating to the consolidated balance sheets of Morgan & Banks Limited as at 31 March 1998 and 1997, and the consolidated profit and loss statements and cash flow statements for each of the years in the three year period ended 31 March 1998 appearing in the Company's Information Statement on Schedule 14C, dated January 6, 1999 and the Current Reports on Form 8-K dated February 1, 1999 and March 17, 1999, which report is incorporated by reference in this Amendment No. 1 to Registration Statement on Form S-3 of TMP Worldwide Inc.


We also consent to the reference to us under the caption "Experts" in the Prospectus constituting a part of this Registration Statement.


Sydney, Australia
18 March 1999
Pannell Kerr Forster, P.C.


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PANNELL KERR FORSTER